Exhibit 23.1

CONSENT

To:          Ivanhoe Electric Inc. (the “Company”)

Re:          Current Report on Form 8-K, Registration Statement on Form S-8 (File No. 333-269490) and Registration Statement on Form S-8 (File No. 333-266227) of the Company

Nordmin Engineering Ltd. is the authoring firm of the report titled “Technical Report Summary on the Santa Cruz Project, Arizona, USA” dated February 14, 2023, effective date December 31, 2022, regarding the mining property known as the Santa Cruz Project (the “Project”) which was prepared in accordance the Securities and Exchange Commission (“SEC”) S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) for Ivanhoe Electric Inc. (the “Expert Report”).

Nordmin Engineering Ltd. understands that the Company wishes to make reference to Nordmin Engineering Ltd.’s name and the Expert Report in its Current Report on Form 8-K dated the date hereof (the “Form 8-K”), and to incorporate by reference the Expert Report in its Registration Statement on Form S-8 (File No. 333-269490) and its Registration Statement on Form S-8 (File No. 333-266227) (together, the “Registration Statements”). Nordmin Engineering Ltd. further understands that the Company wishes to use extracts and/or information from, the Expert Report in the Form 8-K related to the Project. Nordmin Engineering Ltd. has been provided with a copy of the Form 8-K, and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Registration Statement, Nordmin Engineering Ltd. does hereby consent to:

•	the use of, and references to, its name in the Form 8-K;

•	the use of, and references to, the Expert Report in the Form 8-K;

•	the use of, in the Form 8-K, extracts and information from the Expert Report, or portions thereof; and

•	the incorporation by reference of the Expert Report in the Registration Statements.

Nordmin Engineering Ltd. confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 14, 2023

By:	/s/ Chris Dougherty, P.Eng
	Name:	Chris Dougherty, P.Eng
	Title:	President